UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 11, 2013

UNILIFE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34540	27-1049354
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

250 Cross Farm Lane York, Pennsylvania	17406
(Address of Principal Executive Offices)	(Zip Code)

(717) 384-3400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.	Entry Into a Material Definitive Agreement.

On February 11, 2013, Unilife Corporation (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with the investor identified therein (“Buyer”) relating to a registered direct public offering by the Company (the “Offering”) of 4,460,966 shares (the “Shares”) of the Company’s common stock, par value $0.01 per Share (the “Common Stock”), and warrants (the “Warrants”) to purchase up to an aggregate of 1,486,988 shares of Common Stock (the “Warrant Shares”). The Shares and Warrants are being sold in units (the “Units”) at a price of $2.241667 per Unit, with each Unit consisting of one Share and one Warrant to purchase one-third of a Warrant Share with an exercise price of $3.00 per Warrant Share. The Shares and the Warrants are immediately separable and will be issued separately. The Warrants have a five year term from the date of issuance, are exercisable on or after the date of issuance and include provisions governing the adjustments to the number of Warrant Shares exercisable thereunder upon stock dividends, stock splits and similar events. Each Warrant allows the holder, at any time after 30 days from the issuance of the Warrant through its expiration, to put the Warrant back to the Company in exchange for cash or, at the Company’s option if permitted by the terms of the Warrant, Common Stock equal to the value of the Warrant at the time of the exchange based on a negotiated Black-Scholes formula (the “Put Right”). Each Warrant also provides that, under certain circumstances, the Company will have the ability to cause the holder to exercise the Warrant for cash. A copy of the Securities Purchase Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. A copy of the Buyer’s Warrant to purchase Common Stock (the “Buyer Warrant”) is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference. The description of the material terms of the Securities Purchase Agreement and the Buyer Warrant are qualified in their entirety by reference to Exhibit 10.1 and Exhibit 4.1, respectively.

In connection with the Offering, on February 11, 2013, the Company entered into a placement agent agreement (the “Placement Agent Agreement”) with Westor Capital Group, Inc. (the “Placement Agent”), pursuant to which the Placement Agent agreed to act as the exclusive placement agent on a best efforts basis in the Offering. A copy of the Placement Agent Agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference. The description of the material terms of the Placement Agent Agreement is qualified in its entirety by reference to such exhibit.

The gross proceeds realized by the Company in connection with the Offering are expected to be $10,000,000, and the net proceeds, after deducting the Placement Agent’s fee and other offering expenses, are expected to be approximately $9.6 million. The Placement Agent will receive a fee consisting of $300,000, which represents 3.0% of the gross proceeds from the sale of Units, and a warrant to purchase Common Stock, having substantially the same terms as the Buyer Warrant (but without the Put Right), to purchase up to 100,000 shares of Common Stock (the “Placement Agent Warrant”). A copy of a form of Placement Agent Warrant is filed as Exhibit 4.2 to this Current Report on Form 8-K and incorporated herein by reference. We will also reimburse the Placement Agent for certain expenses incurred by the Placement Agent in connection with the Offering.

The Shares and Warrants are being offered and sold pursuant to a prospectus supplement dated as of February 11, 2013, which has been filed with the Securities and Exchange Commission (“SEC”) in connection with a takedown from Unilife’s shelf registration statement on Form S-3 (File No. 333-173195), which became effective on June 30, 2011, and the base prospectus dated June 30, 2011.

The legal opinion and consent of Pepper Hamilton LLP relating to the Shares, the Warrants and the Warrant Shares, is filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Company’s press release, dated February 11, 2013, announcing the Offering is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits: The Exhibit Index annexed hereto is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unilife Corporation

Date: February 11, 2013	By:	/s/ Alan Shortall
Alan Shortall Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit

4.1	Warrant to Purchase Common Stock dated February 11, 2013 (Buyer)

4.2	Warrant to Purchase Common Stock dated February 11, 2013 (Placement Agent)

5.1	Opinion of Pepper Hamilton LLP

10.1	Securities Purchase Agreement by and between Unilife Corporation and the buyer listed therein dated February 11, 2013

10.2	Placement Agent Agreement, dated February 11, 2013 by and between Unilife Corporation and Westor Capital Group, Inc.

99.1	Press Release of Unilife Corporation